ABLE TELCOM HOLDING CORP.
                                 1601 Forum Place
                                    Suite 1110
                           West Palm Beach, Florida  33401
                             ________________________

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MARCH 26, 1996
                             ________________________

To Shareholders:

 Notice is hereby given that the 1996 Annual Meeting of Shareholders of Able Telcom Holding Corp., a Florida corporation,("The Company") will be held at The Omni Hotel, 1601 Belvedere Road, West Palm Beach, Florida, 33406 on Tuesday, March 26, 1996, at 10:00 A.M., Eastern Daylight Savings Time for the following purposes:

 1. To elect a Board of six Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

 2. To consider and vote upon a proposal to approve the adoption of a stock option plan for officers, non-employee directors, consultants and key employees of the Company;

 3. To consider and take action upon such other matters as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

 Only Shareholders of record as of the close of business on February 20, 1996 will be entitled to notice and to vote at the meeting and any adjournment thereof.

 ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU SHOULD BE PRESENT AT THE MEETING AND DESIRE TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

                                         By Order of the Board of Directors

                                         /s/ William J. Mercurio
                                         -------------------------------------
                                         William J. Mercurio
                                         President and Chief Executive Officer
West Palm Beach, Florida
February 27, 1996

                         ABLE TELCOM HOLDING CORP.
                             1601 Forum Place
                                Suite 1110
                      West Palm Beach, Florida  33401
                         ________________________

                              PROXY STATEMENT
                     ANNUAL MEETING OF SHAREHOLDERS
                         ________________________

 This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Able Telcom Holding Corp., a Florida corporation (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held at The Omni Hotel, 1601 Belvedere Road, West Palm Beach, Florida, 33406 at 10:00 A.M. Eastern Daylight Savings Time, on Tuesday, March 26, 1996, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Any Shareholder giving such a proxy may revoke it by written notice to the Secretary of the Company at the above address at any time before it is exercised. Attendance at the meeting will not have the effect of revoking the proxy unless such written notice is given, or unless the Shareholder votes by ballot at the meeting.

 The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed to the Company's Shareholders is March 1, 1996.

SOLICITATION OF PROXIES

 The enclosed Proxy is solicited on behalf of the Board of Directors of the Company. The costs of this mailed solicitation will be borne by the Company. Solicitation of proxies will be made by mail, personally or by telephone, by officers, directors and regular employees of the Company. The Company, upon request, will reimburse brokerage firms and nominees for their reasonable expenses in forwarding the proxy materials to their beneficial owners.

VOTING SECURITIES

 Holders of record of shares of the Company's Common Stock, par value $.001 per share (the "Common Stock") at the close of business on February 20, 1996 ("Record Date") are entitled to vote at the meeting. Each share of the Company's Common Stock entitles the holder to one vote on any matter coming before a meeting of Shareholders of the Company. Common Stock is the only class of capital stock of the Company currently outstanding. The presence, in person or by proxy, of the holders of shares representing a majority of the outstanding Common Stock will constitute a quorum. On February 1, 1996, the Company had an aggregate of 8,193,212 shares of Common Stock issued and outstanding.

 The attendance, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the annual meeting is necessary to constitute a quorum in order to transact business. The Florida Business Corporation Act (the "Florida Act") provides that the directors are elected by a plurality of the votes cast. The Company's by-laws provide that all other matters are approved if the votes cast in favor of the action exceed the votes cast against the action (unless the matter is one for which the Florida Act or the Company's Articles of Incorporation require a greater vote).
Abstentions and broker   non-votes have no legal effect,unless a specific
percentage of those Shareholders entitled to vote is required by the Florida
Act or the Company's Articles of Incorporation to approve a matter.


 YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.
If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

 If the enclosed proxy is properly signed, dated and returned, the shares of Common Stock represented thereby will be voted in accordance with the instructions thereon. If no instructions are indicated, the Common Shares represented thereby will be voted FOR the election of the nominees set forth under the caption "Nominees, Current Directors Not Standing for Re-Election and Other Executive Officers" and FOR the adoption of the stock option plan described under the caption "Proposed Adoption of 1996 Stock Option Plan."

NOMINEES, CURRENT DIRECTORS NOT STANDING FOR RE-ELECTION AND
OTHER EXECUTIVE OFFICERS

 At the meeting, six Directors will be elected by the shareholders to serve until the next annual meeting and until their successors are elected and qualified. When signed, dated and returned, the accompanying proxy will be voted FOR the election as Directors of Messrs. Mercurio, Gaines, Caudill, Taylor, Nelles and Callahan (the "Nominees"), all of whom are now Directors, unless the proxy contains contrary instructions. Management has no reason to believe that any of the Nominees will not be a candidate or will be unable to serve as a Director. However, in the event that any of the Nominees shall become unable or unwilling to serve as a Director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

 The following table sets forth certain information regarding the Company's Nominees, Current Directors Not Standing for Re-election and Other Executive Officers .

                                   NOMINEES

                                                                 DIRECTOR
NAME                       AGE  PRINCIPAL OCCUPATION             SINCE
-------------------------- ---- -------------------------------- -------------
William J. Mercurio        54   President, Chief Executive
                                Officer, and Director            1995

Frazier L. Gaines          56   President of Able Telcom
                                International, Inc. ("ATI")
                                and Director                     1992

Bill B. Caudill            49   Director                         1992

Gideon D. Taylor           53   Director                         1988

Robert C. Nelles           57   Director                         1995

William D. Callahan        60   Director                         1995


 WILLIAM J. MERCURIO has been President and Chief Executive Officer of the Company since June 29, 1995. Mr. Mercurio was Sr. Vice President and Director of Burnup & Sims, Inc. (n/k/a MASTEC, Inc.), a telecommunication and utility service company, where he served from 1971 until 1986. From 1986 until June 1995, he was the Managing Partner of Mercurio & Associates, P.A., Certified Public Accountants.

 FRAZIER L. GAINES has been a Director of the Company since August 1992 and President of ATI since June 22, 1994. From August of 1992 to June 22, 1994, Mr. Gaines was Chief Operating Officer of the Company. Mr. Gaines developed and is in charge of the Company's Latin American Operations. From 1987 to 1992, Mr. Gaines was vice President of Judycom, Inc. and Judycom Construction
Corporation, both of which were located in Lexington, Kentucky and engaged in fiber optic installation. Grass Cable Vision. Mr. Gaines is the father-in-law of Daniel L. Osborne, the Company's Chief Financial Officer.

 BILL B. CAUDILL has been a Director since August 1992. Mr. Caudill resigned as President of Telecommunications Technologies, Inc. (a former subsidiary of the Company) in July 1995. He was President and Chief Executive Officer of the Company from August 1992 to June 22, 1994. From 1988 to 1992, Mr. Caudill was the President of Teletronics Technologies, Inc., a telecommunications engineering, maintenance and construction company located in Lexington, Kentucky.

 GIDEON D. TAYLOR was Chairman of the Board of the Company from 1988 until May 1995. From October 1988 to August 1992, Mr. Taylor was also President and Chief Executive Officer of the Company.

 ROBERT C. NELLES was elected to the Board of Directors in February 1995. Mr. Nelles is the President and owner of Nelles & Associates, Inc., an international telecommunications consulting company he founded in 1991. Mr. Nelles is also a co-founder and chairman of Access-ISDN, Inc. Prior to founding these companies, Mr. Nelles held senior executive positions both domestically and internationally for Northern Telecom for over 35 years.

 WILLIAM D. CALLAHAN has been a Director since September, 1995. Mr. Callahan retired from Deloitte & Touche, LLP, as an audit partner where he served for more than 23 years, having SEC reporting responsibility for a variety of publicly-traded companies.

                 CURRENT DIRECTORS NOT STANDING FOR RE-ELECTION

                                                           DIRECTOR
NAME                AGE  PRINCIPAL OCCUPATION              SINCE
------------------- ---- --------------------------------- ---------
Clark W. Barlow     57   Chairman of the Board             1995

C. Douglas Hubbard  46   President of Transportation
                         Safety Contractors, Inc. ("TSCI") 1995

James C. Nix, Jr.   52   Retired                           1994


 CLARK W. BARLOW has been the Chairman of the Board of the Company since
May 17, 1995. Mr. Barlow was also President and Chief Executive Officer of the Company from June 22, 1994 until his resignation from those positions on June 29, 1995. Mr. Barlow retired from GTE after more than 35 years of service. Mr. Barlow will not stand for re-election.

 C. DOUGLAS HUBBARD has been President of Transportation Safety Contractors, Inc. ("TSCI") and its affiliate since June 22, 1994. Mr. Hubbard was elected to the Board of Directors of the Company in November of 1994 and will not stand for re-election.

 JAMES C. NIX, JR. was elected to the Board of Directors on May 19, 1994. Mr. Nix retired from GTE after more than 25 years where he held various operational positions. Mr. Nix will not stand for re-election.

                          OTHER EXECUTIVE OFFICERS

                                                                     SERVING
NAME                    AGE   POSITION                               SINCE
----------------------- ----- -------------------------------------- -------
Daniel L. Osborne       38    Chief Financial Officer and Secretary  1993

 DANIEL L. OSBORNE has been the Secretary and Chief Financial and Accounting Officer of the Company since January 1993. From February 1991 to December 1992, Mr. Osborne was an operations analyst for BTR, Inc. From May 1989 to February 1991, Mr. Osborne was the Controller of Ivex Corp. From 1986 to May 1989, Mr. Osborne was a Senior Auditor for Arthur Anderson & Co.

EXECUTIVE COMPENSATION

 The following table provides information concerning the annual compensation of each of the named Executive Officers of the Company, as defined under applicable Securities and Exchange Commission rules, for services rendered to the Company in Fiscal Years 1995, 1994 and 1993, respectively.

                           SUMMARY COMPENSATION TABLE

                                                                           Long Term Compensation
                                                                           ---------------------------
                                                                                            Securities
Name and                                                      Other Annual Restricted Stock Underlying
Principal Position                            Year Salary ($) Compensation Awards ($)(7)    Options (#)
--------------------------------------------- ---- ---------- ------------ ---------------- -----------
Clark W. Barlow - Chairman of the Board(1)    1994     81,731        4,057
                                              1995    117,185        2,954

William J. Mercurio - President, Chief        1995     66,600        2,000                      100,000
Executive Officer and Director(2)

Daniel L. Osborne, Chief Financial Officer    1993     48,750          ---                      100,000
and Secretary                                 1994     60,000          ---            9,000      25,000
                                              1995     60,000          ---

Frazier L. Gaines, President of ATI           1993    104,000        6,000                      260,000
and Director(3)                               1994    104,000       62,125           75,000
                                              1995    104,000       35,000

C. Douglas Hubbard - President of TSCI and    1994     54,814        4,186
Director(4)                                   1995    150,000        3,048

Bill B. Caudill - Director(5)                 1993    104,000        6,000
                                              1994    104,000        6,000
                                              1995     36,000        4,000

Gideon D. Taylor - Director(6)                1993    104,000        6,000
                                              1994     56,000        1,500
                                              1995     36,000          ---

_____________________________
(1) Mr. Barlow resigned as Chief Executive Officer and President in June 1995 and as Chairman of the Board effective March 26, 1996. Upon his resignation as Chief Executive Officer, Mr. Barlow's existing Employment Agreement was terminated. Commencing June 1995. Mr. Barlow receives, as compensation, a base salary of $24,000 annually, plus an automobile, with the annual payments included in other annual compensation. Included in Mr. Barlow's base salary in 1995 and 1994 is $60,032 and $29,731, respectively, for earned compensation that has not been paid.

(2) Mr. Mercurio was employed by the Company effective June 29, 1995 under a three year employment contract which provides Mr. Mercurio a base annual salary of $200,000 and a grant of 100,000 stock options with an exercise price of 90% of the fair market value on the date of grant. Said options vest at varying percentages over a three-year period. Mr. Mercurio is also supplied an auto allowance of $6,000 which is included in other annual compensation.

(3) Included in other annual compensation for fiscal years 1994 and 1995 is $35,000 that Mr. Gaines receives as a living allowance while overseas.

(4) Mr. Hubbard resigned as a Director effective March 26, 1996. Under the terms of a three-year employment agreement which commenced on June 22, 1994, Mr. Hubbard is compensated at an annual base salary of $150,000 plus an automobile, with the annual payments included in other annual compensation. His employment with the Company commenced on June 22, 1994 with the acquisition of TSCI.

(5) Mr. Caudill resigned from the Company as President of Telecommunication Technologies, Inc. (a former subsidiary of the Company) as of July 1995. Since his resignation, Mr. Caudill has provided consulting services to the Company and is compensated under terms negotiated on a project by project basis. Mr. Caudill has not earned compensation for consulting services through February 1, 1996.

(6)  Mr. Taylor resigned as Chairman of the Board on May 17, 1995.

(7) Executive officers held no restricted stock at October 31, 1995 relating to the restricted stock awards issued in fiscal year 1993.

                            OPTIONS GRANTED TABLE

                                                                                                     Potential Realized Value
                                                                                                     @ Assumed Annual Rates
                                                                                                     of Stock Price Application
                                                                                                     for Option Term
           No. of Securities   % of Total Options    Excercise  Market           Expiration
           Underlying          Granted to Employees  or Base    Price/Date of    Date
           Options Granted     in Fiscal Year        Price      Grant                                0%        5%       10%
---------- ------------------- --------------------- ---------- ---------------- --------------- ---------- ---------- ----------

William J.          100,000(1)         80%            $  4.83     $  5.37          June 29, 2005   $ 54,000   $ 401,000  $ 971,000
Mercurio

Daniel L.            25,000(2)         20%               6.44        6.44          Sept. 28, 2005       ---     104,250    274,750
Osborne

(1) Options exercisable as follows: fifty percent (50%) at the end of year one, twenty five percent (25%) at the end of year two, and twenty five percent (25%) at the end of year three.
(2) Options vest ratably over a three-year period, commencing September 28, 1995.

                       AGGREGATED OPTION EXERCISES and OPTION VALUE TABLE

 The following table provides information on options exercised in the fiscal year ended October 31, 1995 by the executive officers named in the "Summary Compensation Table" above, the number of unexercised options each of them held at October 31, 1995 and the value of the unexercised "in-the-money" options each of them held as of that date.

                                           Number of Securities       Value of Unexercised
                                          	Underlying Unexercisable   In-the-Money Options at
                                           Options at Fiscal Year-    Fiscal Year-End($)(1)
                                           End(#)
                    Acquired on   Value
Name                Exercise      Realized Excercisable/Unexercisable Exercisable/Unexercisable
------------------- ------------- -------- -------------------------- -------------------------

William J. Mercurio     -0-          -0-          -0-/100,000                 -0-/67,000

Daniel L. Osborne       -0-          -0-        50,500/25,000                252,500/-0-

Frazier L. Gaines       -0-          -0-          110,000/-0-                599,500/-0-

(1) Options are "in-the-money" at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. The amounts set forth represent the difference between the fair market value of the securities underlying the options at the close of trading on October 31, 1995, based on the average of the bid and the asked price of $5.50 per share of Common Stock on that date (as quoted on NASDAQ) and the exercise price of the options, multiplied by the applicable number of options.

RETIREMENT BENEFITS

 The Company currently does not have any retirement.

COMPENSATION OF DIRECTORS

 The Board of Directors of the Company held 13 meetings in fiscal year 1995 with
each member attending at least 75% of these meetings.   Currently, the members
of the Board of Directors that also serve as executive officers receive no fees or remuneration for acting in their capacity as a Director of the Company. Compensation in the amount of $750.00 per meeting attended, including committee meetings, and reimbursement of expenses for activities associated with Board responsibilities will be paid to non-employee directors. In addition, non-employee directors will be granted 5,000 stock options each, with an exercise price of fair market value at the date of grant.

 The Board of Directors has a standing Compensation Committee, Audit Committee and a Nominating Committee.

 Compensation Committee - The members of the Compensation Committee, appointed on September 19, 1995, are Messrs. Barlow, Nelles and Callahan. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation of officers of the Company; examines periodically the compensation structure of the Company; and reviews and recommends the grant of stock options and bonuses for all officers of the Company.

 Audit Committee - The members of the Audit Committee of the Board of Directors, appointed on September 19, 1995, are Messrs. Barlow, Callahan, and Nelles. The Audit Committee of the Board of Directors meets independently with the Company's senior management and with representatives of the Company's independent auditors. The duties of the Audit Committee of the Board of Directors are to recommend the engagement or discharge of the Company's independent auditors; to review the scope, fees and results of the annual audit; monitor compliance with the Company's policies; and to review the effectiveness of the Company's internal control systems. The Audit Committee of the Board of Directors meets at least once each year.

 Nominating Committee - The current members of the Nominating Committee, which committee was created in July 1995, are Messrs. Barlow, Mercurio, Gaines, Nelles and Taylor. The Nominating Committee reviews and makes recommendations to the Board of Directors regarding candidates for election to the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

 The Company's Chief Executive Officer has an employment agreement which governs his compensation. The Chief Executive Officer's salary, as set forth in his employment agreement, was determined by arm's-length negotiation between the Board of Directors and Mr. Mercurio. The salaries of the Company's other executive officers were determined by the entire Board of Directors, based on recommendations of the Chief Executive Officer and the Compensation Committee, created by the Board in January 1995. The Compensation Committee currently consists of two outside, non-employee directors: Messrs. Nelles and Callahan; and Clark W. Barlow, Chairman of the Board.

COMPENSATION COMMITTEE REPORT

Executive Compensation Policy - The Company's overall compensation philosophy is as follows:

 To attract and retain quality talent, which is critical to both short and long-term success of the Company; and

 To Create mutual interest between executive officers and shareholders through compensation structures which share the rewards and risks of strategic decision making.

Base Compensation - The Company's approach to base compensation for principal executive officers is to offer competitive salaries in comparison with market practices. Increases in base compensation will be based on the competence and performance of the Company's executives and will take into account the performance of the Company.

 In determining compensation, the Board examines market compensation levels and trends observed in the labor market. Market information is used as a frame of reference for compensation decisions. The salary of all officers is determined by the Board acting as a whole and is based on the recommendations of the Chief Executive Officer and Compensation Committee.

 The Board and the Committee believes that it is appropriate to specifically tie a portion of the compensation of its executive officers to the performance of the company and its subsidiaries. Consequently, as discussed below, each executive officer's salary has two components: base salary and bonus compensation. Bonus compensation is determined as a percentage of the pre-tax net income of the subsidiary which employs the executive.

CEO Compensation - On June 29, 1995, the Company entered into an employment agreement with Mr. Mercurio. The terms of such agreement, including the base salary and bonus compensation thereunder, were based on arms'-length negotiations between Mr. Mercurio and the remaining members of the Board of Directors. See "Summary Compensation Table" for information concerning Mr. Mercurio's compensation.

Respectfully submitted,

COMPENSATION COMMITTEE


/s/ Clark W. Barlow
--------------------------
Clark W. Barlow

/s/ William D. Callahan
--------------------------
William D. Callahan

/s/ Robert C. Nelles
--------------------------
Robert C. Nelles


PERFORMANCE GRAPH

 The following performance graph compares the cumulative total return on the Company's common stock with the cumulative total return of the companies in the Standard and Poor's 500 index and the NASDAQ Telecommunications Stocks.
The cumulative total return for each of the periods shown in the performance graph is measured assuming an initial investment of $100 on October 31, 1991. Due to the low volume of activity related to the sale of the Company's Common Stock prior to the second quarter of fiscal year 1991 on the Over the Counter Market, there is no price quotation as of October 31, 1990; accordingly only four years of data is available for comparison. No dividends have been paid on the Company's Common Stock.

	-------------------------------------------
	| "A" - Able Telcom Holding Corp.          |
	| "N" - NASDAQ Telecommunications Services |
	| "S" - S & P 500                          |
	--------------------------------------------

$600
__________________________________________________________________
$550
__________________________________________________________________
$500
__________________________________________________________________
$450
________________________________A_________________________________
$400
__________________________________________________________________
$350
______________________________________________A___________________
$300
____________________________________________________________A_____
$250
__________________________________________________________________
$200
________________________________N_________________________________
$150
________________________________________________N_____________N,S___
$100
__A,N,S__________S,N_____________S______________S____________________
$50
__________________A__________________________________________________
$0
____|_____________|______________|______________|______________|_____

   1991         1992            1993           1994           1995

                                    1991    1992    1993    1994    1995
----------------------------------  ------- ------- ------- ------- -------
Able Telcom Holding Corp.           $100.00  $65.00 $465.00 $350.00 $278.00
NASDAQ Telecommunications Services  $100.00 $106.60 $212.67 $179.60 $192.70
S&P 500                             $100.00 $109.95 $126.39 $131.25 $175.88


SECURITY OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

 The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of February 1, 1996 by: (i) persons who held of record and beneficially owned more than 5% of the outstanding common stock of the Company; (ii) each of the Company's Named Executive Officers, Directors and nominees for Director; and (iii) all Directors and Named Executive Officers of the Company as a group. As of February 1, 1996, there were 8,193,212 shares of common stock outstanding.

Names of Beneficial Owner             No. of        Outstanding Percentage
                                      Shares             of Shares
------------------------------------- ------------- --------------------
Clark W. Barlow                          224,517             3%
William J. Mercurio                        2,000            ---
Daniel L. Osborne                         50,500(1)          1%
Frazier L. Gaines                        646,942(2)          8%
C. Douglas Hubbard                       223,237             3%
Bill B. Caudill                          461,983             5%
Gideon D. Taylor                         827,352(3)         10%
Robert C. Nelles                             ---            ---
William D. Callahan                          ---            ---
All officers and directors as a group  2,437,811            30%

(1) Represents the 50,500 shares which Mr. Osborne is entitled to acquire from a stock purchase option currently exercisable at a price of $.50 per share.

(2) Includes an aggregate of 9,000 shares held as trustee UGMA for four minors, for which Mr. Gaines disclaims beneficial ownership. Also includes the shares issuable to Mr. Gaines on the exercise of a stock purchase option for 110,000 shares of Common Stock, which is currently exercisable at a price of $.05 per share.

(3)  Includes 21,619 shares owned by Mr. Taylor's wife, Willoughby Taylor.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES AND EXCHANGE
ACT OF 1934

 To the Company's knowledge, and based on a review of available forms and reports filed with the Company by the Company's Directors and officers, the filing requirements of Section 16(a) with regard to Forms 3 and 4 were not complied with during fiscal year 1995 by Messrs. Mercurio, Gaines, Caudill and Taylor, each of whom were late filing one report.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 In January 1995, Mr. Clark W. Barlow and Mr. C. Douglas Hubbard each accepted
129,717 shares of Common Stock (259,434 shares in the aggregate) as payment of $750,000 of the amounts owed on their promissory notes, each in the amount of $1,000,000, issued in connection with the acquisition of TSCI in June 1994.
Messrs. Barlow and Hubbard each received $18,500 of interest during 1995, at the prime rate, on the remaining unpaid balance of $250,000.

 Mr. William E. Barlow, brother of Mr. Clark W. Barlow, is employed by the
Company at a salary of approximately $100,100 per year under a three year employment contract entered into in connection with the acquisition of TSCI in June 1994.

 In September 1995, Mr. Hubbard provided a working capital loan to the Company in the amount of $250,000. Interest of $6,842, based on the prime rate, has been paid to Mr. Hubbard in connection with the borrowing. The Company repaid the loan in full on January 30, 1996.

 In November 1994, the Company entered into a Joint Venture arrangement with Digital Communication Services, Inc. ("DCS"), a company principally owned by J.
Theodore Snedeker, a former Director of the Company, pursuant to which the Company paid DCS $300,000 cash in exchange for exclusive rights to install certain telecommunication equipment being developed by DCS. In addition, on April 7, 1995, Able Telcom International, Inc., a subsidiary of the Company, loaned DCS 51,000,000 bolivars, the currency of Venezuela, or the equivalent of $300,000 U.S. dollars with interest accruing at 9% per annum. On October 31, 1995, the Company entered into an agreement terminating the joint venture and purchasing Mr. Snedeker's interest in the equipment in exchange for the cancellation and forgiveness of the loan to DCS.

 In connection with the acquisition of H.C. Connell, Inc., on December 8, 1995,
Messrs. Gaines and Caudill loaned the Company $250,000 each with interest based on the prime rate plus 1%. The loans are due on June 8, 1996, and are secured by certain receivables of the acquired Company. Messrs. Gaines and Caudill each received 5,000 shares of restricted Common Stock as consideration for the loan.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

The Company's former independent accountants, Mercurio & Associates, P.A. and
KPMG Peat Marwick LLP, which had been engaged by the Company to audit its consolidated financial statements for the fiscal years ended October 31, 1993 and 1994, respectively, were dismissed by the Company on June 7, 1994 and October 9, 1995, respectively. The reports of Mercurio & Associates, P.A. and
KPMG Peat Marwick LLP on the consolidated financial statements of the Company contained no adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles used, with the exception of the adoption of Financial Accounting Standards No.
109, "Accounting for Income Taxes" for the year ended October 31, 1994. Both decisions by the Company to change accountants were recommended by the audit committee and approved by its Board of Directors. From the terms of their appointment to the dismissal of the former accountants, there were no disagreements on any matters of accounting principles or practice, financial statement disclosure, or auditing scope or procedure in connection with their reports.

 On October 11, 1995, the Board of Directors of the Company approved the appointment of Ernst & Young LLP as its Independent Certified Public Accountants to audit the Company's Consolidated Financial Statements for the year ended
October 31, 1995.

PROPOSED ADOPTION OF 1996 STOCK OPTION PLAN

On September 28, 1995, the Board of Directors of the Company approved the adoption of the 1996 Stock Option Plan (the "Plan"). Under the Plan, the
Company has reserved an aggregate of 550,000 shares of Common Stock for issuance. The purpose of the Plan is to encourage stock ownership by certain officers, non-employee directors and key personnel, including consultants and advisors of the Company and its wholly-owned subsidiaries, to give such persons a greater personal interest in the success of the Company's business, and to provide incentive to continue to advance and contribute to the Company. The
Plan is administered by those members of the Board of Directors of the Company who are "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, which committee selects the persons who will be granted options under the Plan, prescribes the terms and provisions of each option granted (which need not be identical), specifies the number of shares subject to each option, sets the option price and determines the maximum period during which options may be exercised.

 Options granted under the Plan may either be options qualifying as incentive stock options (the "Incentive Options") under Section 422(a) of the Internal
Revenue Code of 1986, as amended, or non-qualifying options ("Nonqualified
Options"). Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant; provided, however, that the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the outstanding Common Stock of the Company must not be less than 110% of such fair market value as determined on the date of the grant. The term of each option and the manner in which it may be exercised is determined by the Board of Directors, provided that no option may be exercisable more than ten years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Common Stock, no more than five years after the date of the grant.

 The individuals eligible to receive options under the Plan are employees, non-employee directors, advisors and consultants of the Company and its subsidiaries. Non-employee directors, advisors and consultants shall only be eligible to receive Nonqualified Options. Employees are eligible to receive both Incentive Options and Nonqualified Options. The Company currently has five non-employee directors and approximately 930 employees who are eligible to participate in the Plan. In the event that an outstanding option terminates for any reason, the shares of Common Stock subject to the unexercised portion of such option shall again be available for grants under the Plan.

 Options granted under the Plan are nontransferable and nonassignable by the optionee, other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime. No option may be exercised after the expiration of its term. The Company receives no proceeds upon the grant of options. Any proceeds received by the Company from the sale of Common Stock on the exercise of options shall be used for general corporate purposes.

 Upon the occurrence of certain events involving a recapitalization or reorganization of the Company, the committee will make appropriate adjustments to the number of shares covered by each outstanding option and the per share exercise price thereof, in its discretion to prevent dilution or enlargement of rights.

 The Board of Directors of the Company may at any time suspend or discontinue the Plan, or revise or amend it in any respect whatsoever; provided, however, that without approval of the stockholders, no revision or amendment shall increase the number of shares of Common Stock that may be issued under the Plan, materially increase the benefits accruing to individuals holding options granted pursuant to the Plan or materially modify the requirements as to eligibility for participation in the Plan.

The Plan provides that each existing non-employee director of the Company as of September 28, 1995, or any other non-employee as of the date he or she first becomes a director, shall automatically be granted a Nonqualified Option to purchase 5,000 shares of Common Stock. The options granted to the Company's initial non-employee directors have an exercise price equal to 100% of the fair market value per share of the Common Stock as of September 28, 1995, shall not be exercisable for a period of one year from the date of grant and shall expire on the earlier of (i) six years from the date of grant or (ii) 30 days after the optionee ceases to be a member of the Board.

 As of February 20, 1996, options with respect to 177,000 shares of common stock had been granted and were outstanding under the Plan, subject to the approval of the Plan by the Company's shareholders. All options granted under the plan have an exercise price of the fair market value at the date of grant.

 The Company did not have any stock option or similar plans prior to September
28, 1995.

Vote Required
-------------

 For approval of the Plan, the affirmative vote of a majority of the shares of Company Common Stock represented at the meeting, in person or by proxy, is required. The Board of Directors recommends a vote FOR the adoption of the Plan.

SUBMISSION OF STOCKHOLDER PROPOSALS

 Any proposal that a holder of Common Stock intends to present at next year's annual meeting of stockholders must be received by the Company, at the address appearing on the first page of this Proxy Statement, no later than December 15, 1996, in order to be included in the proxy statement and form of proxy relating to that meeting.

ADDITIONAL INFORMATION

 Copies of the Company's Annual Report filed with the Securities and Exchange
Commission are being mailed to stockholders of the Company with this Proxy statement. Additional copies are available without charge upon request.
Requests should be addressed to the Secretary, Able Telcom Holding Corp., at the address on the first page of this Proxy Statement.

MISCELLANEOUS; OTHER MATTERS

 The Company is not aware of any business to be acted on at the Annual Meeting other than that which is explained in this Proxy Statement. In the event that any other business calling for a vote of the shareholders is properly presented at the meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ William J. Mercurio
                                          -------------------------------------
                                          William J. Mercurio
                                          President and Chief Executive Officer
West Palm Beach, Florida
February 27, 1996


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